UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

RCS Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (866) 904-2988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New Series B Preferred Stock and Series C Preferred Stock

On December 19, 2014, in connection with the completion of the transactions contemplated by the Securities Exchange Agreement (the “Securities Exchange Agreement”) dated as of December 12, 2014, among RCS Capital Corporation (the “Company”) and Luxor Capital Partners, LP and certain of its affiliates (collectively, “Luxor”), the Company filed the Certificate of Designation (the “Series B COD”) governing the Company’s new series of 11% Series B Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), and the Certificate of Designation (the “Series C COD”) governing the Company’s new series of 7% Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), with the Secretary of State of the State of Delaware. The Series B COD and the Series C COD became effective upon filing.

This summary description of the material terms of the Series B Preferred Stock and the Series C Preferred Stock below does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B COD, a copy of which is attached as Exhibit 3.1 to this Current Report, and the Series C COD, a copy of which is attached as Exhibit 3.2 to this Current Report, both of which are incorporated herein by reference.

Dividends

If paid in cash, dividends on shares of Series B Preferred Stock will accrue quarterly at 11.00% per annum of the liquidation preference. To the extent a quarterly dividend is not paid in cash on the applicable dividend payment date, then such dividend not paid in cash for such period will accrue at 12.50% per annum of the liquidation preference.

If paid in cash, dividends on shares of Series C Preferred Stock will accrue quarterly at 7.00% per annum of the liquidation preference. To the extent a quarterly dividend is not paid in cash on the applicable dividend payment date, then such dividend not paid in cash for such period will accrue at 8.00% per annum of the liquidation preference.

The first dividend payments due on the shares of Series B Preferred Stock and the shares of Series B Preferred Stock will collectively include all accrued and unpaid dividends on the shares of the Company’s 7% Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), exchanged as part of the completion of the transactions contemplated by the Securities Exchange Agreement.

Liquidation Preference

The initial liquidation preference of shares of Series B Preferred Stock and shares of Series C Preferred Stock is $25.00 per share. Any dividends that are not paid in cash on an applicable dividend payment date are automatically added to the aggregate liquidation preference on such applicable dividend payment date.

Conversion Rights

The holders of shares of Series C Preferred Stock have the right, at their option, to convert some or all of their shares of Series C Preferred Stock into the number of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), obtained by dividing the aggregate liquidation preference of such shares plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of conversion by an initial conversion price of $13.00, which will be adjustable upon the occurrence of certain events and transactions to prevent dilution.

The holders of Series B Shares have no conversion rights.

Redemption Rights

Under the Series B COD, at any time prior to June 12, 2016, the Company has the right to redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock for cash at the aggregate liquidation preference plus accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of redemption.

Under the Series B COD and the Series C COD, starting on December 12, 2022, the Company will have a right to redeem, and holders of Series B Preferred Stock or Series C Preferred Stock, as applicable, will have a right to cause the Company to redeem, all or a part of the outstanding shares Series B Preferred Stock or Series C Preferred Stock, as applicable, for cash at the aggregate liquidation preference plus accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of redemption.

Rank

Series B Preferred Stock and Series C Preferred Stock rank pari passu with each other with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company.

Board of Director Rights

For so long as Luxor owns at least a majority of the then outstanding shares of Series C Preferred Stock, the holders of a majority of the outstanding share of Series C Preferred Stock will be entitled to elect one independent director and designate one observer to the Board of Directors. Luxor has advised the Company that Jeffery Brown, who was elected pursuant to a similar right granted to Luxor pursuant to the terms of the Series A Preferred Stock, will continue to be a member of the Company’s board of directors will continue in a similar capacity under the Series C Preferred Stock. No board observer has been appointed by the holders of Series A Preferred Stock as of the date of this Current Report on Form 8-K.

For so long as Luxor owns at least a majority of the then outstanding shares of Series C Preferred Stock, the holders of a majority of the outstanding share of Series C Preferred Stock will also be entitled to appoint an additional director if and whenever at any time or times there is a bankruptcy event or an acceleration of the outstanding obligations of the Company under its senior credit facilities.

The holders of Series B Preferred Stock do not have any rights to elect directors or appoint observers to board of directors.

Voting Rights

Series B Preferred Stock and Series C Preferred Stock generally have no voting rights, except that the affirmative vote of at least a majority of shares of Series B Preferred Stock and Series C Preferred Stock, voting as a single class, is required for the Company to: (i) authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for, shares of, preferred stock or any other capital stock of the Company, which shares rank senior to or on a parity with Series B Preferred Stock and Series C Preferred Stock, subject to limited exceptions; (ii) enter into any transaction or series of related transactions with any affiliate of the Company other than in the ordinary course of business and on terms and conditions substantially as favorable as a comparable arm’s-length transaction with a non-affiliate; or (iii) contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than 4.0 times LTM Adjusted EBITDA (as such term is defined in the Series B COD and the Series C COD).

In addition, the affirmative vote of the holders of at least a majority of shares of Series B Preferred Stock is required to amend, alter or repeal any of the provisions of the Series B COD, the Certificate of Incorporation of the Company or the Bylaws of the Company so as to materially and adversely affect the powers, designations, preferences and rights of the Series B Preferred Stock, and the affirmative vote of the holders of at least a majority of shares Series C Preferred Stock is required to amend, alter or repeal any of the provisions of the Series C COD, the Certificate of Incorporation of the Company or the Bylaws of the Company so as to materially and adversely affect the powers, designations, preferences and rights of the Series C Preferred Stock or change the size of the Company’s board of directors.

Ownership Limitations

The following limitations on the ownership of Class A Common Stock are contained in the Series C COD:

•	At any time when a holder of shares of Series C Preferred Stock then beneficially owns 9.9% or less, but greater than 4.9%, of the shares of Class A Common Stock outstanding, in no event will such holder be allowed to accept shares of Class A Common Stock issuable upon conversion of shares of Series C Preferred Stock that, when taken together with the shares of Class A Common Stock otherwise beneficially owned, collectively exceeds 9.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such shares. This ownership limitation can be waived by any holder of Series C Preferred Stock on 65 days prior written notice to the Company.

•	At any time when a holder of shares of Series C Preferred Stock then beneficially owns 4.9% or less of the shares of Class A Common Stock outstanding, in no event will such holder be allowed to accept shares of Class A Common Stock obtained upon conversion of shares of Series C Preferred Stock that, when taken together with the shares of Class A Common Stock otherwise held, collectively exceeds 4.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such shares. This ownership limitation can be waived by any holder of Series C Preferred Stock on 65 days prior written notice to the Company.

•	In no event will a holder of shares of Series C Preferred Stock be allowed to accept shares of Class A Common Stock issuable upon conversion of shares of Series C Preferred Stock that that would result in that holder owning an aggregate number of shares of Class A Common Stock, when taken together with any other shares of Class A Common Stock then held by such holder and persons aggregated with such holder under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in excess of 24.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such shares, unless such ownership of Common Shares in excess of 24.9% is duly approved in advance by FINRA.

All the ownership limitations described above will be adjusted as appropriate for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of shares of Class A Common Stock resulting from such conversion.

Item 8.01. Other Events.

On December 18, 2014, the Company filed a Current Report on Form 8-K disclosing that the Company and Luxor had entered into the Securities Exchange Agreement and the material terms thereof.

On December 19, 2014, the transactions contemplated by the Securities Exchange Agreement, including the issuance of 5,800,000 shares of Series B Preferred Stock and 4,400,000 shares of Series C Preferred Stock to Luxor in exchange for 11,584,427 outstanding shares of Series A Preferred Stock held by Luxor, were consummated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for the 11% Series B Preferred Stock, filed December 19, 2014.
3.2	Certificate of Designation for the 7% Series C Convertible Preferred Stock, filed December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RCS Capital Corporation

Date:	December 19, 2014	By:	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director